Exhibit 99(c)

AMENDMENT NO. 1
TO THE
BRINKER INTERNATIONAL, INC.
401(K) SAVINGS PLAN
AS RESTATED EFFECTIVE JANUARY 1, 1999

            WHEREAS, BRINKER INTERNATIONAL, INC., a Delaware corporation (the "Company"), has heretofore adopted the BRINKER INTERNATIONAL, INC. 401(K) SAVINGS PLAN AS RESTATED EFFECTIVE JANUARY 1, 1999 (the "Plan"); and

            WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects;

            NOW THEREFORE, the Plan is hereby amended as follows:

1.         Section 4.06 of the Plan is hereby amended to read as follows:

"Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

2.         Section 6.04(c) of the Plan is hereby amended read as follows:

"(c)      Direct Rollovers--Notwithstanding any provision of the Plan to the contrary, the recipient of all or any portion of a Participant's or Former Participant's benefits, other than a Beneficiary who is not a surviving spouse, may elect, in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that will accept the eligible rollover distribution, as specified by the recipient; provided, however, that a recipient who is a surviving spouse may elect a direct rollover to an individual retirement account or individual retirement annuity only.  For purposes of this Section 6.04(c), an "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the recipient, except (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and the recipient's designated Beneficiary, or for a specified period of ten (10) years or more; (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income; or (iv) effective for Plan Years beginning on or after January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV)."

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf on this 11th day of April, 2001, effective as of January 1, 1999.

                                                                        BRINKER INTERNATIONAL, INC.

                                                                        By:    /s/ Charles M. Sonsteby

                                                                        Title: Senior Vice President, Chief Financial Officer

ATTEST:

    /s/ Peggy S. Mifflin
Peggy S. Mifflin

AMENDMENT NO. 2
TO THE
BRINKER INTERNATIONAL, INC.
401(K) SAVINGS PLAN
AS RESTATED EFFECTIVE JANUARY 1, 1999

            WHEREAS, BRINKER INTERNATIONAL, INC., a Delaware corporation (the "Company") has heretofore adopted the BRINKER INTERNATIONAL, INC. 401(K) SAVINGS PLAN AS RESTATED EFFECTIVE JANUARY 1, 1999 (the "Plan");

            WHEREAS, the Company desires to amend the Plan in certain respects as hereinafter provided.

            NOW, THEREFORE,the Plan is hereby amended as follows:

1.        Article 3 of the Plan is hereby amended effective February 1, 2001 by adding at the end thereof the following new Section 3.6 to be and read as follows:

"3.6      Special Rules for Employees of RPI, Inc.

            (a)    Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee as of February 1, 2001, who immediately prior to such date was a participant in a retirement plan sponsored by RPI, Inc. (the "RPI retirement plan"):

                    (i)     Such Employee shall be eligible to become a Participant in the Plan on February 1, 2001.

                    (ii)     For purposes of determining such Employee's vested percentage under Section 6.03(b) hereof, such Employee shall receive credit for service with respect to periods of employment with RPI, Inc. prior to February 1, 2001, as determined in accordance with the provisions of the RPI retirement plan, as applicable, or if, as of February 1, 2001, such employee participated in more than one RPI retirement plan, as determined in accordance with the provisions of whichever such plan provides the greater service credit.

            (b)    Each employee of RPI, Inc. who immediately prior to February 1, 2001 was not a participant in, or eligible to participate in, a RPI retirement plan shall be eligible to become a Participant in the Plan on the date on which it is determined that he satisfies the requirements of Section 3.01 hereof; provided that, in making such determination, such Employee shall be credited with service with respect to periods of employment with RPI, Inc. prior to February 1, 2001, determined as if such employer were a Participating Employer hereunder."

2.    Article 3 of the Plan is hereby amended effective April 12, 2001 by adding at the end thereof the following new Section 3.7 to be and read as follows:

"3.7      Special Rules for Employees of NE Restaurant Company, Inc., NERC Limited Partnership, and NERC Limited Partnership II

            (a)     Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee as of April 12, 2001, who immediately prior to such date was a participant in either the New England Restaurant Company, Inc. 401(k) Plan (the "NERCO 401(k) Plan") or the New England Restaurant Company, Inc. Savings and Investment Plan (the "NERCO Savings Plan"):

                    (i)      Such Employee shall be eligible to become a Participant in the Plan on April 12, 2001.

                    (ii)     For purposes of determining such Employee's vested percentage under Section 6.03(b) hereof, such Employee shall receive credit for service with respect to periods of employment with NE Restaurant Company, Inc., NERC Limited Partnership, or NERC Limited Partnership II prior to April 12, 2001, as determined in accordance with the provisions of the NERCO 401(k) Plan or the NERCO Savings Plan, as applicable, or, if as April 12, 2001, such Employee participated in both the NERCO 401(k) Plan and the NERCO Savings Plan, as determined in accordance with the provisions of whichever such plan provides the greater service credit.

            (b)    Each employee of NE Restaurant Company, Inc., NERC Limited Partnership, or NERC Limited Partnership II who immediately prior to April 12, 2001 was not a participant in, or eligible to participate in, the NERCO 401(k) Plan or the NERCO Savings Plan shall be eligible to become a Participant in the Plan on the date on which it is determined that he satisfies the requirements of Section 3.01 hereof; provided that, in making such determination, such Employee shall be credited with service with respect to periods of employment with NE Restaurant Company, Inc., NERC Limited Partnership, or NERC Limited Partnership II prior to April 12, 2001, determined as if such employers were Participating Employers hereunder."

3.        Article 3 of the Plan is hereby amended effective May 31, 2001 by adding at the end thereof the following new Section 3.8 to be and read as follows:

"3.8      Special Rules for Employees of Briad Saulsa Development, LLC

            (a)     Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee as of May 31, 2001, who immediately prior to such date was a participant in a retirement plan sponsored by Briad Saulsa Development, LLC ("Briad Saulsa plan"):

                    (i)     Such Employee shall be eligible to become a Participant in the Plan on May 31, 2001.

                    (ii)    For purposes of determining such Employee's vested percentage under Section 6.03(b) hereof, such Employee shall receive credit for service with respect to periods of employment with Briad Saulsa Development, LLC prior to May 31, 2001, as determined in accordance with the provisions of the Briad Saulsa retirement plan, as applicable, or if, as of May 31, 2001, such employee participated in more than one RPI retirement plan, as determined in accordance with the provisions of whichever such plan provides the greater service credit.

            (b)    Each employee of Briad Saulsa Development, LLC who immediately prior to May 31, 2001 was not a participant in, or eligible to participate in, a Briad Saulsa retirement plan shall be eligible to become a Participant in the Plan on the date on which it is determined that he satisfies the requirements of Section 3.01 hereof; provided that, in making such determination, such Employee shall be credited with service with respect to periods of employment with Briad Saulsa Development, LLC prior to May 31, 2001, determined as if such employer were a Participating Employer hereunder."

4.        Article 3 of the Plan is hereby amended effective June 28, 2001 by adding at the end thereof the following new Section 3.9 to be and read as follows:

"3.9.     Special Rules for Employees of Hal Smith Restaurant Group, Inc., OTB-Norman, Inc., OTB-OKC Northwest, Inc. or OTB-Meridian, Inc.

            (a)     Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee as of June 28, 2001, who immediately prior to such date was a participant in a retirement plan sponsored by Hal Smith Restaurant Group, Inc., OTB-Norman, Inc., OTB-OKC Northwest, Inc. or OTB-Meridian, Inc. ("Hal-OTB retirement plan"):

                    (i)      Such Employee shall be eligible to become a Participant in the Plan on June 28, 2001.

                    (ii)     For purposes of determining such Employee's vested percentage under Section 6.03(b) hereof, such Employee shall receive credit for service with respect to periods of employment with Hal Smith Restaurant Group, Inc., OTB-Norman, Inc., OTB-OKC Northwest, Inc., or OTB-Meridian, Inc. prior to June 28, 2001, as determined in accordance with the provisions of the Hal-OTB retirement plan, as applicable, or if, as of June 28, 2001, such employee participated in more than one Hal-OTB retirement plan, as determined in accordance with the provisions of whichever such plan provides the greater service.

             (b)    Each employee of Hal Smith Restaurant Group, Inc., OTB-Norman, Inc., OTB-OKC Northwest, Inc., or OTB-Meridian, Inc. who immediately prior to June 28, 2001 was not a participant in, or eligible to participate in, a Hal-OTB retirement plan shall be eligible to become a Participant in the Plan on the date on which it is determined that he satisfies the requirements of Section 3.01 hereof; provided that, in making such determination, such Employee shall be credited with service with respect to periods of employment with Hal Smith Restaurant Group, Inc., OTB-Norman, Inc., OTB-OKC Northwest, Inc., or OTB-Meridian, Inc. prior to June 28, 2001, determined as if such employers were Participating Employers hereunder."

5.        Article 3 of the Plan is hereby amended effective November 15, 2001 by adding at the end thereof the following new Section 3.10 to be and read as follows:

"3.10    Special Rules for Employees of The Sydran Group, LLC and Sydran Food Services, II, LP

            (a)    Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee as of November 15, 2001, who immediately prior to such date was a participant in a retirement plan sponsored by The Sydran Group, LLC or Sydran Food Services II LP ("Sydran retirement plan"):

                    (i)     Such Employee shall be eligible to become a Participant in the Plan on November 15, 2001.

                    (ii)    For purposes of determining such Employee's vested percentage under Section 6.03(b) hereof, such Employee shall receive credit for service with respect to periods of employment with The Sydran Group, LLC or Sydran Food Services II, LP prior to November 15, 2001, as determined in accordance with the provisions of the Sydran retirement plan, as applicable, or if, as of November 15, 2001, such employee participated in more than one Sydran retirement plan, as determined in accordance with the provisions of whichever such plan provides the greater service credit.

            (b)     Each employee of The Sydran Group, LLC or Sydran Food Services II, LP who immediately prior to November 15, 2001 was not a participant in, or eligible to participate in, a Sydran retirement plan shall be eligible to become a Participant in the Plan on the date on which it is determined that he satisfies the requirements of Section 3.01 hereof; provided that, in making such determination, such Employee shall be credited with service with respect to periods of employment with The Sydran Group, LLC or Sydran Food Services II, LP prior to November 15, 2001, determined as if such employers were Participating Employers hereunder."

6.        Section 5.03 of the Plan is hereby amended effective January 1, 2001 by revising paragraph (a) thereof to be and read as follows:

            "(a)    Notwithstanding anything contained herein to the contrary, the total additions made to the Salary Reduction Account and Company Matching Contribution Account of a Participant for any Year shall not exceed the lesser of (1) or (2), where--

                    (1)  is the greater of $30,000 (or such greater amount as permitted under either Internal Revenue Service rulings to reflect increases in the cost-of-living or subsequent revisions of the Code); and

                    (2)   is 25% of the Participant's total compensation for such Year.

            For  purposes  of  this  Section  5.03,   a   Participant's   'total  compensation' includes earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with his Employer (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of a Participant for the taxable year in which contributed, or on behalf of a Participant to a simplified employee pension plan under Code Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed, provided that a Participant's 'total compensation' shall include his Savings Contributions, contributions to a plan described in Code Section 125, and transportation fringe benefits described in Code Section 132(f)(4); (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Participant); and (v) compensation in excess of $150,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments or in accordance with subsequent revisions of the Code)."

7.        Effective as of the dates specified therein, the Company hereby adopts the Economic Growth and Tax Relief Reconciliation Act 2001 Model Amendment to the Brinker International, Inc. 401(k) Savings Plan, a copy of which is attached hereto as Appendix I and incorporated herein by reference.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf on this 7th day of February, 2001, effective as of the dates noted above.

                                                                                    BRINKER INTERNATIONAL, INC.

                                                                                     By The Executive Committee
                                                                                           Board of Directors

                                                                                                  /s/ Jeffrey A. Marcus
                                                                                            Jeffrey A. Marcus

                                                                                                 /s/ Daniel W. Cook, III
                                                                                            Daniel W. Cook, III

                                                                                                /s/ Donald J. Carty
                                                                                            Donald J. Carty

                                                                                                /s/ Marvin J. Girouard
                                                                                            Marvin J. Girouard

                                                                                                /s/ Ronald A. McDougall
                                                                                            Ronald A. McDougall

ATTEST:

      /s/ Peggy S. Mifflin
Peggy S. Mifflin

THE STATE OF TEXAS   )
                                            )
COUNTY  OF  DALLAS   )

            This instrument was acknowledged before me on the 11th day of February, 2002, by the Executive Committee of  BRINKER INTERNATIONAL, INC.

                                                                                    /s/ Kim A. Van Sicklen
                                                                                    Notary Public in and for
                                                                                    the State of Texas

My Commission Expires:                                              Print Name of Notary:

May 10, 2002                                                               Kim Van Sicklen

(SEAL)

Appendix No. I

Model Amendment to the
Brinker International, Inc. 401(k) Savings Plan for EGTRRA

Preamble

 1.      Adoption and Effective Date of Amendment.  This model amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").  This amendment is intended as good faith compliance with the requirements of EGTRRA, is to be construed in accordance with EGTRRA and guidance issued thereunder, and may be replaced prior to December 31, 2002 with an individually designed amendment incorporating substantially the same provisions.  Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001.

2.      Supersession of Inconsistent Provisions.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Section I.   Limitations on Contributions

1.      Effective Date.  This section shall be effective January 1, 2002.

2.      Maximum Annual Addition.  Except to the extent permitted under Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the Plan for any taxable year shall not exceed the lesser of:

        (a)  $40,000, as adjusted either for increases in the cost-of-living under Section 415(d) of the Code or in accordance with subsequent revisions of the Code, or

        (b) 100 percent of the participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the taxable year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an annual addition.

Section II.  Increase in Compensation Limit

The annual compensation of each participant taken into account in determining allocations for any taxable year beginning after December 31, 2001, shall not exceed $200,000, as adjusted either for cost-of-living increases under Section 401(a)(17)(B) of the Code or in accordance with subsequent revisions of the Code.  Annual compensation means compensation during the Plan year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Section III.            Modification of Top-Heavy Rules

1.      Effective Date.  This section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.  This section amends Section 5.04 of the Plan.

2.      Determination of Top-Heavy Status.

        2.1       Key Employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan years beginning after December 31, 2002 or as adjusted under subsequent revisions of the Code), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000 (as adjusted under subsequent revisions of the Code).  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

        2.2       Determination of Present Values and Amounts.  This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                    2.2.1    Distributions During Year Ending on the Determination Date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                    2.2.2    Employees Not Performing Services During Year Ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3.        Minimum Benefits.

            3.1       Matching Contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

Section IV.            Direct Rollovers of Plan Distributions

1.      Effective Date.  This section shall apply to distributions made after December 31, 2001.

2.      Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.  For purposes of the direct rollover provisions in Section 6.07(a) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement Plan.

Section VI.            Rollovers from Other Plans

Direct Rollover:

The Plan will accept a direct rollover of an eligible rollover distribution from:

        _X_ a qualified Plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

        ___ an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

        ___ an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

PARTICIPANT ROLLOVER CONTRIBUTIONS FROM OTHER PLANS:

The Plan will accept a participant contribution of an eligible rollover distribution from:

        _X_ a qualified Plan described in Section 401(a) or 403(a) of the Code.

        ___ an annuity contract described in Section 403(b) of the Code.

        ___ an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

PARTICIPANT ROLLOVER CONTRIBUTIONS FROM IRAS:

The Plan:

_X_ will not accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Section VII.    Rollovers Disregarded in Involuntary Cash-Outs

1.      Applicability and Effective Date.  This section shall be effective for distributions after December 31, 2001.

2.      Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions.  For purposes of Section 6.04(b) of the Plan the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

Section VIII.  Repeal of Multiple Use Test

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 4.01(b)(2) of the Plan shall not apply for Plan years beginning after December 31, 2001.

Section IX.  Elective Deferral - Contribution Limitation

No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified Plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

Section XI.  Suspension Period Following Hardship Distribution

A participant who receives a distribution of elective deferrals after December 31, 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other Plans of the employer for 6 months after receipt of the distribution.  A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other Plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

AMENDMENT NO. 3
TO THE
BRINKER INTERNATIONAL, INC.
401(K) SAVINGS PLAN
AS RESTATED EFFECTIVE JANUARY 1, 1999

            WHEREAS, BRINKER INTERNATIONAL, INC., a Delaware corporation (the "Company") has heretofore adopted the BRINKER INTERNATIONAL, INC. 401(K) SAVINGS PLAN AS RESTATED EFFECTIVE JANUARY 1, 1999 (the "Plan");

WHEREAS, the Company desires to amend the Plan in certain respects as hereinafter provided.

            NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Section 3.01(b) of the Plan is hereby amended effective January 1, 2003 to be and read as follows:

"(b)      A Salaried Eligible Employee shall become eligible to participate in the Plan on the later of (i) his attainment of age 21 or (ii) his Employment Commencement Date."

2.      Section 4.01(b) of the Plan is hereby amended effective January 1, 2003 to be and read as follows:

"(b)      Additional Matching Contribution-

(1)        In General.  For each payroll period, each Employer shall make an additional contribution on behalf of each Participant who is a Salaried Eligible Employee for whom a contribution was made pursuant to paragraph (a) of this Section 4.01.  Such contributions shall be a cash contribution equal to twenty-five percent (25%) of that portion of the Participant's Savings Contributions for such payroll period which does not exceed five percent (5%) of his Compensation for such payroll period.

Company Matching Contributions of the Employers shall be paid to the Trustee and payment generally shall be made following each payroll period; provided, however, that payments shall be made not later than the time prescribed by law for filing the consolidated Federal income tax return of the Employers, including any extensions which have been granted for the filing of such tax return.

For any Year, the Employers may decline to make any portion of the contribution specified in this paragraph (b) if the Employers determine that such action is necessary to ensure that the discrimination requirements of Code Section 401(a)(4), as amended, or the discrimination tests of Code Section 401(m), as amended, are satisfied; or, alternatively, in the case of a violation of the discrimination tests of Code Section 401(m), the Employers may direct the Trustee to distribute by the last day of the following Year "excess aggregate contributions" (as defined in Code Section 401(m)(6)(B)) to the Participants by or on whose behalf such contributions were made."

  The first paragraph of Section 4.02 of the Plan is hereby amended effective January 1, 2003 to be and read as follows:

"4.02    Participant Salary Reduction

Upon commencement of Participation hereunder and in accordance with such procedures as the Committee or Trustee shall prescribe, a Participant shall, as provided in Section 3.03, enter into a salary reduction agreement with his Employer.  The terms of such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to (i) any whole percentage of his Compensation per payroll period, with such percentage to be not less than one percent (1%) and not more than fifty percent (50%) of such Compensation, and (ii) for a Salaried Eligible Employee, any whole percentage of his Compensation received in the form of a bonus payment."

4.      Section 7.03(b)(1) of the Plan is hereby amended effective January 1, 2003 to be and read as follows:

"(1)      A Participant may change his investment designation for his future Company Matching Contributions and/or his existing Company Matching Contribution Account balances at the same time and in the same manner as his Savings Contribution Account balances."

IN WITNESS WHEREOF, the Company, BRINKER INTERNATIONAL, INC., has caused this instrument to be executed in the name and on its behalf on this 12th day of September, 2002, effective as of the dates noted above.

                                                                                    BRINKER INTERNATIONAL, INC.

                                                                                    By The Executive Committee,
                                                                                          Board of Directors

                                                                                          /s/ Jeffrey A. Marcus
                                                                                    Jeffrey A. Marcus

                                                                                         /s/ Daniel W. Cook, III
                                                                                    Daniel W. Cook, III

                                                                                         /s/ Marvin J. Girouard
                                                                                    Marvin J. Girouard

                                                                                          /s/ Ronald A. McDougall
                                                                                    Ronald A. McDougall